Exhibit 99.1

Geeknet Announces First Quarter 2014 Financial Results
Revenue increases 16% in the first quarter to $22.7 million

FAIRFAX, Va., May 8, 2014 /PRNewswire/ -- Geeknet, Inc. (Nasdaq: GKNT), the parent company of online retailer ThinkGeek.com, today announced financial results for the quarter ended March 31, 2014.

Total revenue for the first quarter of 2014 was $22.7 million, an increase of 16% from $19.6 million in the first quarter of 2013.  Net loss for the first quarter of 2014 was $2.2 million or $0.34 per diluted share compared to net loss of $2.3 million or $0.35 per diluted share for the same period a year ago. Adjusted EBITDA loss for the first quarter of 2014 was $1.9 million, compared to an adjusted EBITDA loss of $1.3 million for the same period a year ago.
First Quarter Highlights:

•	Wholesale revenue grew to $4.8MM, up over 200% when compared to the first quarter of 2013

•	We delivered over 400 new products to our customers

•	Our Average Order Value shipped increased by $3 and we improved conversion when compared to 2013

“ThinkGeek grew revenue 16% in a challenging retail environment. We delivered strong growth from our GeekLabs exclusive products and continued to build our wholesale business. Despite pressure on margins, we implemented initiatives to increase new customers, improve our technology and enhance the site experience. We are committed to executing the right short term actions while making smart investments for the long term," said Katy McCarthy, Chief Executive Officer.

Supplemental schedules of the Company's quarterly statements of operations and operational statistics are available on the Company's web site at investors.geek.net.

A conference call and audio webcast will be held at 11:00 am ET on May 8, 2014 and may be accessed by calling (877) 348-9353 or (253) 237-1159 outside the U.S., or by visiting investors.geek.net. A dial in replay will be available from 2:00 PM ET May 8, 2014 until 11:59 pm ET May 10, 2014 by calling (855) 859-2056 or (404) 537-3406, with conference ID 35786126.
About Geeknet, Inc.
ThinkGeek, Inc., a wholly owned subsidiary of Geeknet, Inc. (NASDAQ: GKNT), is the premier retailer for the global geek community.  Since 1999, ThinkGeek has been creating a world where everyone can express their inner geek, embrace their passions, and connect with each other.  Our obsession is creating and sharing unique and authentic product experiences that stimulate our fans’ imaginations and fuel their geek core.  We believe that there is a geek in everyone and that it should be celebrated.  Want to learn more?  Check out thinkgeek.com or geek.net.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, we also report adjusted EBITDA. The method we use to calculate adjusted EBITDA is not in accordance with GAAP, is likely to differ from the methods used by other companies for similarly titled measures and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

We believe that adjusted EBITDA provides useful information to both management and investors and is an additional measurement which may be used to evaluate our operating performance. Our management and Board of Directors use adjusted EBITDA as part of their reporting and planning process and it is the primary measure we use to evaluate our operating performance. In addition, we have historically reported adjusted EBITDA to the investment community. We also believe that the financial analysts who regularly follow and report on us and the business sector in which we compete use adjusted EBITDA to prepare their financial performance estimates to measure our performance against other sector participants and to project our future financial results.

We define adjusted EBITDA as earnings or loss from continuing operations before gain on sale of non-marketable securities, interest and other expense, income taxes, stock-based compensation and depreciation. Adjusted EBITDA excludes certain expenses that we believe are not directly related to our core operating results. Although some of the items may recur on a regular basis, management does not consider activities associated with these items as core to its operations. With respect to stock-based compensation, we recognize expenses associated with stock-based compensation that require management to make assumptions about our common stock, such as expected future stock price volatility, the anticipated duration of outstanding stock options and awards and the forfeiture rate. While other forms of expenses (such as cash compensation, inventory costs and real estate costs) are reasonably correlated to our underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question, but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well we currently operate our business.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding our strategic plan and future growth. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: popularity and demand for our retail products; management’s strategy, plans and objectives for future operations; employee relations and our ability to attract and retain highly qualified personnel; our ability to continue to invest in developing and acquiring new products; competition, competitors and our ability to compete; liquidity and capital resources; the outcome of any litigation to which we are a party; our accounting policies; and sufficiency of our cash resources and investments to meet our operating and working capital requirements. Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2013, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

 GEEKNET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2014	2013

Net revenue	$22,691	$19,557
Cost of revenue	18,866	15,937
Gross margin	3,825	3,620
Operating expenses:
Sales and marketing	2,505	1,723
Technology and design	1,869	1,404
General and administrative	1,819	2,784
Total operating expenses	6,193	5,911
Loss from operations	(2,368)	(2,291)
Interest and other income (expense), net	123	(14)
Loss from continuing operations before income taxes	(2,245)	(2,305)
Income tax provision	—	3
Net loss from continuing operations	(2,245)	(2,308)
Discontinued operations:
Loss from discontinued operations, net of tax	—	(28)
Net loss	$(2,245)	$(2,336)
Loss per share from continuing operations:
Basic and diluted	$(0.34)	$(0.35)
Loss per share from discontinued operations:
Basic and diluted	$—	$—
Net loss per share:
Basic and diluted	$(0.34)	$(0.35)
Shares used in per share calculations:
Basic and diluted	6,658	6,586

GEEKNET, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$44,276	$53,084
Accounts receivable, net of allowance of $1 and $6 as of March 31, 2014 and December 31, 2013, respectively	4,676	9,719
Inventories, net	21,880	20,186
Prepaid expenses and other current assets	2,477	4,202
Total current assets	73,309	87,191
Property and equipment, net	2,152	2,465
Other long-term assets	50	50
Total assets	$75,511	$89,706

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,771	$10,250
Deferred revenue	2,358	2,828
Accrued and other liabilities	2,661	6,661
Total current liabilities	7,790	19,739
Commitments and Contingencies (Note 7)
Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; authorized — 25,000; issued — 6,937 and 6,901 shares, as of March 31, 2014 and December 31, 2013, respectively; outstanding — 6,663 and 6,639 shares as of March 31, 2014 and December 31, 2013, respectively	7	7
Treasury stock	(3,679)	(3,479)
Additional paid-in capital	817,025	816,826
Accumulated other comprehensive income	16	16
Accumulated deficit	(745,648)	(743,403)
Total stockholders’ equity	67,721	69,967
Total liabilities and stockholders’ equity	$75,511	$89,706

GEEKNET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities from continuing operations:
Net loss	$(2,245)	$(2,336)
Loss from discontinued operations, net of tax	—	28
Loss from continuing operations	(2,245)	(2,308)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation expense	313	316
Stock-based compensation expense	180	657
Provision for bad debts	(5)	(3)
Inventory write-downs	18	85
Changes in assets and liabilities:
Accounts receivable	5,048	(187)
Inventories	(1,712)	1,440
Prepaid expenses and other assets	1,725	1,289
Accounts payable	(7,479)	(4,804)
Deferred revenue	(470)	(459)
Accrued and other liabilities	(4,000)	(1,969)
Other long-term liabilities	—	(14)
Net cash used in operating activities	(8,627)	(5,957)
Cash flows from investing activities:
Purchase of property and equipment	—	(11)
Net cash used in investing activities	—	(11)
Cash flows from financing activities:
Proceeds from issuance of common stock	19	112
Repurchase of stock	(200)	(421)
Net cash used in financing activities	(181)	(309)
Net change in cash and cash equivalents	(8,808)	(6,277)
Cash and cash equivalents, beginning of year	53,084	57,294
Cash and cash equivalents, end of period	$44,276	$51,017

GEEKNET, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands, unaudited)

	Three Months Ended March 31,
	2014	2013
Net loss - as reported	$(2,245)	$(2,336)
Reconciling items:
Loss from discontinued operations - net of tax	—	28
Interest and other (income) expense, net	(123)	14
Income tax provision	—	3
Stock-based compensation expense included in cost of revenue	21	(154)
Stock-based compensation expense included in operating expenses	159	811
Depreciation expense	313	316
Adjusted EBITDA	$(1,875)	$(1,318)

GEEKNET, INC.
Segment Data
(In thousands, unaudited)

	Website	Wholesale	Total Company
Three Months Ended March 31, 2014
Net revenue	$17,879	$4,812	$22,691
Cost of revenue	15,622	3,244	18,866
Gross margin	$2,257	$1,568	$3,825
Gross margin %	12.6%	32.6%	16.9%

Three Months Ended March 31, 2013
Net revenue	$17,981	$1,576	$19,557
Cost of revenue	14,839	1,098	15,937
Gross margin	$3,142	$478	$3,620
Gross margin %	17.5%	30.3%	18.5%

GKNT-F

CONTACT: ir@geek.net for Geeknet, Inc.